UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2014

WATTS WATER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11499	04-2916536
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845

(Address of Principal Executive Offices) (Zip Code)

(978) 688-1811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 1, 2014, Watts Water Technologies, Inc. (the “Company”) borrowed approximately $275.0 million under that certain Credit Agreement, dated February 18, 2014 (as in effect on such date, the “Credit Agreement”), among the Company, certain subsidiaries of the Company as borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and Letter of Credit Issuer (each capitalized term as defined in such Credit Agreement), and the other lenders referred to therein, to finance the acquisition of AHC Holding Company, Inc. (“AHC”). Including the amount borrowed under the Credit Agreement in connection with the acquisition of AHC, as of December 1, 2014, the Company has used approximately $298.6 million of credit under the Credit Agreement and $201.4 million remains unused and potentially available, subject to the terms and conditions of such Credit Agreement. A copy of the Credit Agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 24, 2014.

The information contained below under Item 8.01 is incorporated herein by reference.

Item 8.01. Other Events

Purchase of AHC Holding Company, Inc.

On December 1, 2014, Watts Regulator Co. (“Watts Regulator”), a wholly-owned subsidiary of the Company, completed the previously announced acquisition of all of the issued and outstanding securities of AHC from AHC’s shareholders and optionholders (collectively, the “Sellers”) pursuant to a Stock Purchase Agreement (the “Purchase Agreement”), among Watts Regulator, the Company, AHC, the Sellers, and the sellers representative named therein.

Pursuant to the terms of the Purchase Agreement, Watts Regulator acquired AHC for an aggregate purchase price of approximately $264.5 million, subject to a post-closing working capital adjustment, $1 million of which was placed in a short term working capital escrow and approximately $15.9 million of which was placed in an escrow to secure the indemnification obligations of the Sellers.  Watts Regulator funded the transaction through a draw on the Company’s credit facility under the Credit Agreement.

The Purchase Agreement contains representations and warranties that Watts Regulator, AHC and the Sellers made to each other as of specific dates and may have changed after the date of the Purchase Agreement. The assertions embodied in those representations and warranties were made solely for purposes of the Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Purchase Agreement. Investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the parties to the Purchase Agreement or any of their respective subsidiaries or affiliates.

A copy of the Purchase Agreement was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 7, 2014 and is incorporated herein by reference as though fully set forth herein.  The foregoing summary of the Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by the complete text of the Purchase Agreement.  The Purchase Agreement is not intended to provide any other factual information about the Company.  Such information can be found in the public filings the Company makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov and in the Investor Relations section of the Company’s website at www.wattswater.com.

Press Release.

The full text of the press release issued in connection with the consummation of the transaction contemplated by the Purchase Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

See Exhibits Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATTS WATER TECHNOLOGIES, INC.

Date: December 1, 2014	By:	/s/ Kenneth R. Lepage
Kenneth R. Lepage General Counsel

Exhibit Index

Exhibit No.	Description

2.1*

Stock Purchase Agreement, dated as of November 6, 2014, by and among AHC Holding Company, Inc., Riverside Capital Appreciation Fund V-A, L.P., 2003 Riverside Capital Appreciation Fund (QC), L.P., Riverside Capital Appreciation Fund V, L.P., RCAF 2003 CIV XII, L.P., and 2003 Riverside Capital Appreciation Fund, L.P., as sellers representative, the stockholders of AHC Holding Company, Inc., the optionholders of AHC Holding Company, Inc., Watts Water Technologies, Inc., and Watts Regulator Co. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 7, 2014)

99.1	Press Release issued by Watts Water Technologies, Inc., dated December 1, 2014

* Watts Water Technologies, Inc. hereby agrees to furnish a supplemental copy of any omitted schedule or similar attachment to this agreement to the Securities and Exchange Commission upon its request.